UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

CafePress Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11909 Shelbyville Road, Louisville, Kentucky 40243

(Address of principal executive offices, including zip code)

(502) 995-2229

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 28, 2018, CafePress Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Snapfish, LLC, a California limited liability company (“Parent”) and Snapfish Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares) of the Company’s common stock, $0.0001 par value, at a price of $1.48 per share in cash, without interest (the “Offer Price”), subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 12, 2018 (as amended or supplemented from time to time), and in the related Letter of Transmittal (as amended or supplemented from time to time).

The Offer expired at midnight, New York time at the end of November 8, 2018 (the “Expiration Time”). The depositary and paying agent for the Offer advised that, as of the Expiration Time, a total of 14,235,152 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, which tendered Shares represented approximately 82.9% of the outstanding Shares as of the Expiration Time (not including 90,620 Shares delivered through Notices of Guaranteed Delivery, representing approximately 0.5% of the Shares outstanding). Merger Sub accepted for exchange all such Shares validly tendered and not properly withdrawn pursuant to the Offer.

On November 9, 2018, pursuant to the terms and conditions of the Merger Agreement, Parent completed its acquisition of CafePress when Merger Sub merged with and into CafePress (the “Merger”), with CafePress continuing as the surviving corporation (the “Surviving Corporation”) in the Merger and a wholly-owned subsidiary of Parent.

The Merger was governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each Share (other than the Shares held in the treasury of the Company, Shares held owned by Parent, Merger Sub or any other affiliate of Parent, and Shares as to which appraisal rights have been perfected in accordance with applicable law, which were canceled and extinguished) was converted into the right to receive the Offer Price.

The Offer Price and related costs and expenses were funded from (i) available cash on hand, and (ii) cash on hand at CafePress.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 of this Current Report on Form 8-K do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to CafePress’ Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 28, 2018 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the market opening on November 9, 2018, as a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, CafePress (i) notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares will have ceased trading on the Nasdaq immediately prior to opening of trading on November 9, 2018. CafePress also intends to file with the SEC a Form 15 requesting the deregistration of the Shares and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (other than the Shares held in the treasury of the Company, Shares owned by Parent, Merger Sub or any other affiliate of Parent, and Shares as to which appraisal rights have been perfected in accordance with applicable law, which were canceled and extinguished) was converted, at the Effective Time, into the right to receive the Offer Price. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as stockholders of CafePress, other than the right to receive the Offer Price.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, a change in control of CafePress occurred. Upon the Effective Time, Merger Sub merged with and into CafePress, with CafePress continuing as the Surviving Corporation and a wholly-owned subsidiary of Parent.

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as of the Effective Time, each of Anthony C. Allen, Mary Ann Arico, Fred E. Durham III, Alan B. Howe and Kenneth T. McBride (collectively, the “Former Directors”) ceased serving as members of the board of directors of CafePress and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members.

In connection with the consummation of the Merger, on November 9, 2018, CafePress entered into a Separation Agreement and General Waiver and Release (the “Separation Agreement”), with Fred E. Durham III, CafePress’ Chief Executive Officer. Pursuant to the Separation Agreements, as of the Effective Time, Mr. Durham ceased to serve as the Company’s Chief Executive Officer.

In connection with his separation from employment and in exchange for the execution of a release of claims pursuant to the Separation Agreements, Mr. Durham is entitled to receive a lump sum payment in the gross amount of $125,000 as provided for under the terms of CafePress’ Amended and Restated Change in Control Agreement for Senior Management.

This summary of the Separation Agreement is qualified in its entirety by the Separation Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this item 5.02.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, (a) the certificate of incorporation of CafePress was amended and restated in its entirety as set forth in Exhibit B to the Merger Agreement and (b) the bylaws of CafePress were amended and restated in their entirety as set forth in Exhibit C to the Merger Agreement.

Copies of the amended and restated certificate of incorporation and bylaws of the Surviving Company are attached as Exhibit 3.1 and Exhibit 3.2 respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

Exhibits

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of September 28, 2018, by and among Snapfish, LLC, Snapfish Merger Sub and CafePress Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CafePress on September 28, 2018).*

3.1	Amended and Restated Certificate of Incorporation of CafePress Inc.

3.2	Amended and Restated Bylaws of CafePress Inc.

10.1+	Separation Agreement and General Waiver and Release, dated November 9, 2018, between CafePress, Inc. and Fred E. Durham III.

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

+	Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2018	CAFEPRESS INC.

	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
Vice President, General Counsel and Secretary